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Type:	EX-23.1
Sequence:	2
Description:	Exhibit 23

Exhibit 23

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Deferred Compensation Plan (No. 333-49371), the 1997 Directors' Non-Qualified Stock Option Plan (No. 333-39531), the 1997 Employee Non-Qualified Stock Option Plan (Nos. 333-39533 and 333-61897), the 1987 Employee Non-Qualified Stock Option Plan (No. 33-54875), the 1994 Full-Time Employee Non-Qualified Stock Option Plan (No. 33-54871), and the 1987 Directors' Non-Qualified Stock Option Plan (No. 33-54873) of Best Buy Co., Inc. of our report dated March 30, 1999, except for Note 2 as to which the date is December 11, 1999,with respect to the consolidated financial statements of Best Buy Co., Inc. included in this Form 10-K/A for the year ended February 27, 1999.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
February 11, 2000

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Consent of Independent Auditors